EXHIBIT 99.1
Wyndham Worldwide Reports Strong Fourth Quarter and Full Year 2006 Results
Double Digit Revenue Growth in 4th Quarter Closes Out Banner Year
Company Announces New $400 Million Share Repurchase Program
PARSIPPANY, N.J. (February 13, 2007) — Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three-months and year ended December 31, 2006.
Financial information discussed in this press release include both GAAP and non-GAAP measures, which include or exclude certain items, or reflect pro forma adjustments, related to the Company’s spin-off effective July 31, 2006. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. Non-GAAP measures are indicated as “Adjusted.” A complete reconciliation of reported GAAP results to the comparable Adjusted information appears in the financial tables section of this press release.
FOURTH QUARTER 2006 HIGHLIGHTS INCLUDE:
•	Net income for the quarter was $92 million, or $0.48 per diluted share. Adjusted net income was $84 million or $0.44 per diluted share, at the upper end of company-issued guidance, or 11% ahead of last year’s results on an Adjusted basis.

•	Revenue increased 13% compared to the fourth quarter of 2005, with strong top-line growth across the Company’s three businesses: Lodging, Vacation Exchange and Rentals, and Vacation Ownership.
•	Lodging revenues grew 6% and franchise fees grew 5% compared to the fourth quarter of 2005. Wyndham Worldwide added approximately 10,000 net rooms to its hotel portfolio.

•	Positive momentum continued in the Vacation Exchange and Rentals business, with revenue increasing 13% compared to the fourth quarter of 2005.

•	Continued robust growth of the Vacation Ownership business, with gross vacation ownership interest sales increasing more than 30% compared to the fourth quarter of 2005 driven by strong increases in both tour flow and volume per guest.
•	The Company’s Board of Directors has authorized a new share repurchase program of $400 million. The Company recently completed a share repurchase announced in August 2006, under which it repurchased 13.5 million shares at an average price of $29.72.
“We finished the year with great momentum in each of our three businesses,” said Stephen P. Holmes, Wyndham Worldwide chairman and chief executive officer. “We posted double-digit revenue and Adjusted EBITDA growth in the fourth quarter of 2006. Our portfolio of diverse brands, locations and products gives us great financial stability, particularly since more than half of our revenue stems from fees related to services for consumers and business partners. Our strength in leisure accommodations allows us to capture share and expand our presence in a growing global travel industry.”
Fourth Quarter 2006 Operating Results
Revenues for the fourth quarter of 2006 were $970 million, up 13% over the same period in 2005, reflecting strong growth across the businesses. Adjusted EBITDA for the fourth quarter was $192 million,

excluding separation and related costs and the net benefit from the resolution of certain contingent liabilities, compared to $164 million for the fourth quarter of 2005. Adjusted net income for the fourth quarter of 2006 was $84 million or $0.44 per diluted earnings per share excluding:
•	$22 million after-tax separation and related costs associated with Wyndham Worldwide’s spin-off from Cendant Corporation (now Avis Budget Group)
•	A $30 million after-tax net benefit from the resolution of certain contingent liabilities
Net income for the fourth quarter of 2006 was $92 million, compared to $91 million for the fourth quarter of 2005. Net income for 2005 excludes stand-alone corporate costs and interest expense associated with corporate debt since Wyndham Worldwide was a subsidiary of Cendant for all of 2005. Had Wyndham Worldwide been a stand-alone, public company during the fourth quarter of 2005 compared to the fourth quarter of 2006, Adjusted net income would have increased 11% to $84 million from $76 million.
Lodging (Wyndham Hotel Group)
Lodging revenues increased 6% to $152 million for the fourth quarter of 2006 compared to $144 million for the fourth quarter of 2005. EBITDA for the fourth quarter of 2006 was $47 million. Adjusted EBITDA for the fourth quarter of 2006 increased 7% to $48 million (excluding separation and related costs of $1 million) compared to EBITDA for the prior year period of $45 million.
EBITDA for the fourth quarter of 2006 includes incremental marketing expense of approximately $3 million associated with increasing Wyndham brand recognition.
RevPAR for the fourth quarter of 2006 increased 7% from the fourth quarter of 2005, excluding Wyndham and Baymont. Including these brands, fourth quarter 2006 RevPAR was $31.41, a 6% increase from the comparable prior year period.
At December 31, 2006, the Wyndham Hotel Group system consisted of nearly 6,500 properties with over 543,000 rooms, an increase of approximately 10,000 net rooms from the third quarter of 2006. The Company’s hotel development pipeline as of December 31, 2006 included approximately 845 hotels and approximately 92,000 rooms, of which approximately 15% are international and approximately 45% are new construction.
Vacation Exchange and Rentals (RCI Global Vacation Network)
Vacation Exchange and Rentals revenues increased 13% to $266 million in the fourth quarter of 2006 from $235 million in the fourth quarter of 2005, reflecting continued momentum in transaction volume, pricing and members.
Vacation exchange revenues were $110 million, an 8% increase compared to the fourth quarter of 2005. The average number of members as well as the annual dues and exchange revenue per member increased 5% and 3%, respectively, from the fourth quarter of 2005, reflecting new members, higher transaction volume and price increases implemented in the third quarter of 2006.
Vacation rentals revenues were $105 million, a 16% increase compared to the fourth quarter of 2005, supported by improved inventory offerings, enhanced marketing and local economic conditions. Vacation rental transactions and average net price per vacation rentals increased 6% and 9%, respectively, from the fourth quarter of 2005.
Other ancillary revenues generated primarily from additional products and services provided to affiliates and members were $51 million in the fourth quarter of 2006.
Vacation Exchange and Rentals EBITDA grew to $59 million for the fourth quarter of 2006, a 28% increase compared to $46 million in the fourth quarter of 2005 which reflected a $14 million restructuring charge taken to combine our vacation exchange and vacation rentals operations. Absent that charge,

EBITDA was relatively flat due to continued investment during 2006 in new offerings to leverage our leading position in the growing leisure travel industry worldwide.
Vacation Ownership (Wyndham Vacation Ownership)
Gross Vacation Ownership Interest sales were $469 million for the fourth quarter of 2006, up more than 30% compared to the fourth quarter of 2005, driven by a 17% growth in tour flow and an 8% increase in volume per guest. The strong tour flow growth was the result of ongoing development of in-house sales programs, enhancements to local marketing efforts and continued industry demand.
Vacation Ownership fourth quarter 2006 revenues were $554 million and EBITDA was $89 million, including separation and related costs of $15 million. Excluding separation and related costs, Adjusted EBITDA for the fourth quarter of 2006 rose 18% compared to EBITDA for the fourth quarter of 2005 of $88 million. These 2006 results reflect the adoption of SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions,” which reduced comparative quarterly revenue by $63 million and increased EBITDA by $5 million.
Wyndham Vacation Ownership active development pipeline consists of approximately 3,900 units in 15 U.S. states, the Virgin Islands and 3 foreign countries. The Company expects the pipeline to support both new purchases of vacation ownership and upgrade sales to existing owners.
Full Year 2006 Operating Results
Revenues for full year 2006 were $3,842 million, up 11% compared to full year 2005, reflecting strong growth across all the businesses. Full year 2006 Adjusted EBITDA was $762 million, excluding separation and related costs and the net benefit from the resolution of certain contingent liabilities, but including pro forma incremental stand-alone corporate costs, a 9% increase over 2005 Adjusted EBITDA of $699 million. Full year EBITDA was $725 million compared to $751 million in the prior year period including separation and related costs and the net benefit from the resolution of certain contingent liabilities in 2006 and excluding pro forma incremental stand-alone corporate costs for both periods.
Adjusted net income for full year 2006 was $339 million, excluding the cumulative effect of SFAS No. 152, separation and related costs and the net benefit from the resolution of certain contingent liabilities, but including pro forma incremental stand-alone corporate costs. Income before the cumulative effect of SFAS No. 152 for full year 2006 was $352 million, compared to $431 million for full year 2005. Net income for 2005 excludes stand-alone corporate costs and interest expense associated with corporate debt since Wyndham Worldwide was a subsidiary of Cendant for all of 2005.
Full year 2006 highlights include:
•	Lodging revenues grew by 24%
•	Franchise fees grew 15%
•	RevPAR grew nearly 13%
•	Vacation exchange and rentals revenues were up 5%
•	Gross Vacation Ownership Interest Sales grew more than 25%
Holmes continued: “2006 was a landmark year for Wyndham Worldwide. We exceeded our initial revenue guidance and hit our Adjusted EBITDA guidance, despite taking the previously reported second quarter 2006 $21 million tax accrual; excluding the accrual, we would have exceeded our Adjusted EBITDA guidance. These results would be commendable in any year, but are extraordinary in light of our corporate and operating initiatives this year: our transformation into an independent, publicly traded company, the integration of two hotel companies, and the re-branding of our vacation ownership business to Wyndham.”

Balance Sheet
The Company provided the following balance sheet data as of December 31, 2006:
•	Cash and cash equivalents of approximately $270 million compared to $99 million at December 31, 2005
•	Vacation ownership contract receivables, net, of $2.4 billion compared to $2.1 billion at December 31, 2005
•	Vacation ownership inventory of approximately $955 million, including approximately $170 million related to the effect of SFAS No. 152. Excluding the effect of SFAS No. 152, inventory was approximately $785 million compared to $636 million at December 31, 2005
•	Securitized vacation ownership debt of $1.5 billion and other debt of $1.4 billion as of December 31, 2006
A debt table is included in the financial tables section of this press release.
Outlook
Wyndham Worldwide reiterates the following full year 2007 guidance:
•	Revenue of $4,110 – $4,260 million
•	Adjusted EBITDA of $820 – $855 million, excluding separation and related costs of $10 – $20 million ($6 – $12 million, after-tax), as well as legacy matters
•	Full year depreciation and amortization expense of $160 – $170 million
•	Interest expense of $75 – $85 million
•	Provision for income taxes of $215 – $236 million
•	Adjusted net income of $350 – $385 million
New company guidance for 2007:
•	Full year Adjusted EPS increased from $1.77 – $1.95 to $1.84 – $2.02, excluding separation and related costs, as well as legacy matters, based on a diluted share count of approximately 190 million at December 31, 2006 (prior share count guidance was 198 million)
•	First quarter Adjusted EPS of $0.37 – $0.40, excluding separation and related costs, as well as legacy matters
Share Repurchase
On August 24, 2006, Wyndham Worldwide announced the launch of a stock repurchase program of up to $400 million. Through December 31, 2006, the Company had repurchased 11.9 million shares at an average price of $29.35. During January 2007, the Company repurchased an additional 1.6 million shares, completing the program with 13.5 million shares purchased at an average price of $29.72.
Wyndham Worldwide today announced that its Board of Directors has authorized a new stock repurchase program that enables the Company to purchase up to $400 million of its common stock. The amount and timing of specific repurchases are subject to market conditions, applicable legal requirements and other factors. Repurchases may be conducted in the open market or in privately negotiated transactions.
“We believe our stock is a terrific value and that a repurchase program is an effective way to enhance shareholder value,” added Holmes. “2006 was a banner year and we look forward to continued growth in 2007: growth in our global presence, expansion of our Wyndham brand across our hotels and vacation ownership resorts and growth in consumer preference for our brands. We are well-positioned to benefit from many consumer trends through our global reach, familiar brands and unparalleled scale. I am pleased with what we’ve accomplished, but, more importantly, with what we see in the future for Wyndham Worldwide.”

Wyndham Worldwide Corporation will provide a webcast of its conference call to discuss the Company’s fourth-quarter and full year 2006 financial results on Tuesday, February 13 at 9 a.m. EST. Listeners may access the webcast live through the Company’s Web site at www.wyndhamworldwide.com/investors/. An archive of this webcast will be available at the Web site for approximately 90 days beginning at noon EST on February 13. The conference call also may be accessed by dialing (517) 308-9029 and providing the pass code “Wyndham.” Listeners are urged to call at least 10 minutes prior to the scheduled start time. A telephone replay will be available at (203) 369-0940 beginning at noon EST on February 13 until 5 p.m. EST on February 18.
As one of the world’s largest hospitality companies, Wyndham Worldwide offers individual consumers and business-to-business customers a broad suite of hospitality products and services across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands. Wyndham Hotel Group encompasses almost 6,500 franchised hotels and over 543,000 hotel rooms worldwide. RCI Global Vacation Network offers its more than 3.4 million members access to over 60,000 vacation properties located in approximately 100 countries. Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of approximately 150 vacation ownership resorts serving over 800,000 owners throughout North America, the Caribbean and the South Pacific. Wyndham Worldwide, headquartered in Parsippany, N.J., employs more than 30,000 employees globally.
For more information about Wyndham Worldwide, please visit the company’s web site at www.wyndhamworldwide.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to trends for the Company’s revenues, earnings and related financial and operating measures, the number of hotels and resorts the Company intends to add in future periods, debt levels, rebranding initiatives and share repurchases.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward looking statements include general economic conditions, the economic environment for the hospitality industry, the impact of war and terrorist activity, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those specified in the Company’s Quarterly Report on Form 10-Q, filed August 18, 2006 under the heading “Risk Factors.” Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.
# # #

Investor contact:	Press contact:

Margo C. Happer	Betsy O’Rourke
Senior Vice President, Investor Relations	Senior Vice President, Marketing and Communications
Wyndham Worldwide Corporation	Wyndham Worldwide Corporation
(973) 753-6472	(973) 753-7422
Margo.Happer@wyndhamworldwide.com	Betsy.O’Rourke@wyndhamworldwide.com

Table 1
Wyndham Worldwide Corporation
OPERATING RESULTS OF REPORTABLE SEGMENTS
(In millions)
In addition to other measures, management evaluates the operating results of each of its reportable segments based upon revenue and “EBITDA,” which is defined as net income before depreciation and amortization, interest expense (excluding interest on securitized vacation ownership debt) and income taxes, each of which is presented on the Company’s Consolidated and Combined Statements of Income. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.
The following tables summarize revenues and EBITDA for reportable segments, as well as reconcile EBITDA to net income for the three month and twelve month periods ended December 31, 2006 and 2005:

	Three Months Ended December 31,
	2006		2005
	Revenues	EBITDA (a)	Revenues	EBITDA
Lodging	$152	$47	$144	$45
Vacation Exchange and Rentals	266	59	235	46
Vacation Ownership	554	89	481	88

Total Reportable Segments	972	195	860	179
Corporate and Other (*)	(2)	6	1	(2)

Total Company	$970	$201	$861	$177

Reconciliation of EBITDA to Net Income

EBITDA		$201		$177
Depreciation and amortization		41		33
Interest expense (income), net		14		(8)

Income before income taxes		146		152
Provision for income taxes		54		61

Net income		$92		$91

	Twelve Months Ended December 31,
	2006		2005
	Revenues	EBITDA (b)	Revenues	EBITDA
Lodging	$661	$208	$533	$197
Vacation Exchange and Rentals	1,119	265	1,068	284
Vacation Ownership	2,068	325	1,874	283

Total Reportable Segments	3,848	798	3,475	764
Corporate and Other (*)	(6)	(73)	(4)	(13)

Total Company	$3,842	$725	$3,471	$751

Reconciliation of EBITDA to Net Income

EBITDA		$725		$751
Depreciation and amortization		148		131
Interest expense (income), net		35		(6)

Income before income taxes		542		626
Provision for income taxes		190		195

Income before cumulative effect of accounting change		352		431
Cumulative effect of accounting change, net of tax		(65)		—

Net income		$287		$431

(*)	Includes the elimination of transactions between segments; excludes incremental stand alone company costs for 2005 and through July 31, 2006.

(a)	Includes separation and related costs of $1 million, $15 million and $7 million for Lodging, Vacation Ownership and Corporate and Other, respectively.

(b)	Includes separation and related costs of $2 million, $3 million, $18 million and $76 million for Lodging, Vacation Exchange and Rentals, Vacation Ownership and Corporate and Other, respectively.

Table 2
Wyndham Worldwide Corporation
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues
Vacation ownership interest sales	$379	$358	$1,461	$1,379
Service fees and membership	348	305	1,437	1,288
Franchise fees	112	105	501	434
Consumer financing	79	64	291	234
Other	52	29	152	136

Net revenues	970	861	3,842	3,471

Expenses
Operating	391	320	1,474	1,199
Cost of vacation ownership interests	78	90	317	341
Marketing and reservation	168	142	734	628
General and administrative (a)	109	101	493	424
Provision for loan losses	—	31	—	128
Separation and related costs (b)	23	—	99	—
Depreciation and amortization	41	33	148	131

Total expenses	810	717	3,265	2,851

Operating income	160	144	577	620
Interest expense (income), net	14	(8)	35	(6)

Income before income taxes	146	152	542	626
Provision for income taxes	54	61	190	195

Income before cumulative effect of accounting change	92	91	352	431
Cumulative effect of accounting change, net of tax (c)	—	—	(65)	—

Net income	$92	$91	$287	$431

Earnings per share
Basic
Income before cumulative effect of accounting change	$0.48	$0.45	$1.78	$2.15
Cumulative effect of accounting change	—	—	(0.33)	—

Net income	$0.48	$0.45	$1.45	$2.15

Diluted
Income before cumulative effect of accounting change	$0.48	$0.45	$1.77	$2.15
Cumulative effect of accounting change	—	—	(0.33)	—

Net income	$0.48	$0.45	$1.44	$2.15

Weighted average shares outstanding
Basic	193	200	198	200
Diluted	194	200	199	200

(a)	Includes $32 million related to the net benefit from the resolution of certain contingent liabilities during the three and twelve months ended December 31, 2006.

(b)	Represents costs that the Company incurred in connection with the execution of its separation from its former parent, Cendant (now Avis Budget Group, Inc.). Such amounts, net of tax, were $22 million and $69 million during the three and twelve months ended December 31, 2006, respectively.

(c)	Represents non-cash charges to reflect the cumulative effect of adopting Statement of Financial Accounting Standards No. 152, “Accounting for Real Estate Time-Sharing Transactions,” on January 1, 2006.

Table 3

Wyndham Worldwide Corporation
OPERATING STATISTICS

	Year	Q1	Q2	Q3	Q4		Full Year
Lodging(a)
Weighted Average Rooms Available	2006	520,600	531,000	529,200	529,900	(b)	527,700	(b)
	2005	517,400	512,000	511,500	535,100		519,000
	2004	512,000	510,700	507,300	503,000		508,200
	2003	532,900	525,600	522,400	518,200		524,700

Number of Properties	2006	6,300	6,440	6,420	6,470	(b)	N/A
	2005	6,400	6,380	6,350	6,350		N/A
	2004	6,380	6,390	6,350	6,400		N/A
	2003	6,500	6,480	6,430	6,400		N/A

RevPAR	2006	$30.45	$36.97	$40.82	$31.41		$34.95
	2005	$25.53	$31.91	$36.86	$29.72		$31.00
	2004	$22.50	$29.08	$34.04	$24.53		$27.55
	2003	$22.05	$27.50	$31.38	$22.71		$25.92

Royalty, Marketing and Reservation Revenue (in 000s)	2006	$102,741	$125,409	$138,383	$104,505		$471,039
	2005	$84,704	$104,281	$119,829	$99,804		$408,620
	2004	$77,830	$97,959	$112,765	$82,502		$371,058
	2003	$76,048	$95,280	$108,828	$77,277		$357,432

Vacation Exchange and Rentals
Average Number of Members (in 000s)	2006	3,292	3,327	3,374	3,429		3,356
	2005	3,148	3,185	3,233	3,271		3,209
	2004	2,995	3,031	3,074	3,116		3,054
	2003	2,929	2,925	2,954	2,982		2,948

Annual Dues and Exchange Revenue Per Member	2006	$152.10	$130.37	$132.31	$128.13		$135.62
	2005	$159.12	$134.98	$125.64	$124.05		$135.76
	2004	$159.55	$132.51	$123.55	$124.43		$134.82
	2003	$145.99	$129.37	$128.99	$120.37		$131.13

Vacation Rental Transactions (in 000s)	2006	385	310	356	293		1,344
	2005	367	311	344	278		1,300
	2004	309	246	295	253		1,104
	2003	290	192	206	194		882

Average Net Price Per Vacation Rental	2006	$312.51	$374.91	$442.75	$356.16		$370.93
	2005	$331.37	$363.14	$412.66	$325.62		$359.27
	2004	$279.46	$333.76	$368.79	$337.42		$328.77
	2003	$233.49	$255.62	$247.46	$265.72		$248.65

Vacation Ownership

Gross Vacation Ownership Interest Sales (in 000s)	2006	$357,000	$434,000	$482,000	$469,000		$1,743,000
	2005	$281,000	$354,000	$401,000	$360,000		$1,396,000
	2004	$274,000	$315,000	$361,000	$304,000		$1,254,000
	2003	$224,000	$302,000	$330,000	$290,000		$1,146,000

Tours	2006	208,000	273,000	312,000	254,000		1,046,000
	2005	195,000	250,000	272,000	217,000		934,000
	2004	181,000	227,000	246,000	205,000		859,000
	2003	196,000	253,000	275,000	200,000		925,000

Volume per Guest (VPG)	2006	$1,475	$1,426	$1,434	$1,623		$1,486
	2005	$1,349	$1,284	$1,349	$1,507		$1,368
	2004	$1,303	$1,253	$1,273	$1,327		$1,287
	2003	$1,067	$1,082	$1,127	$1,293		$1,138

Note:	Full year amounts may not foot across due to rounding.

(a)	Quarterly drivers in the Lodging segment include the acquisitions of Ramada International (December 2004), Wyndham Hotels and Resorts (October 2005) and Baymont Inn & Suites (April 2006) from their acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(b)	Amounts include managed hotels-non-proprietary brands rooms and properties.

Table 3

Wyndham Worldwide Corporation
OPERATING STATISTICS
GLOSSARY OF TERMS
Lodging
Weighted Average Rooms Available: Represents the weighted average number of hotel rooms available for rental for the period at lodging properties.
Number of Properties: Represents the number of lodging properties operated under franchise and management agreements at the end of the period.
RevPAR: Represents revenue per available room and is calculated by multiplying the percentage of available rooms occupied for the period by the average rate charged for renting a lodging room for one day.
Royalty, Marketing and Reservation Revenue: Royalty, marketing and reservation revenue are typically based on a percentage of the gross room revenues of each franchise. Royalty revenue is generally a fee charged to each franchise for the use of one of our trade names, while marketing and reservation revenue are fees that we collect and are contractually obligated to spend to support marketing and reservation activities.
Vacation Exchange and Rentals
Average Number of Members: Represents members in our vacation exchange programs who pay annual membership dues. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with our vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related products and services.
Annual Dues and Exchange Revenue Per Member: Represents total revenues from annual membership dues and exchange fees generated for the period divided by the average number of vacation exchange members during the year.
Vacation Rental Transactions: Represents the gross number of transactions that are generated in connection with customers booking their vacation rental stays through us. In our European vacation rental businesses, one rental transaction is recorded each time a standard one-week rental is booked; however, in the United States, one rental transaction is recorded each time a vacation rental stay is booked, regardless of whether it is less than or more than one week.
Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers divided by the number of rental transactions.
Vacation Ownership
Gross Vacation Ownership Interest Sales: Represents gross sales of vacation ownership interests (including tele-sales upgrades, which is a component of upgrade sales) before deferred sales and loan loss provisions.
Tours: Represents the number of tours taken by guests in our efforts to sell vacation ownership interests.
Volume per Guest (VPG): Represents revenue per guest and is calculated by dividing the gross vacation ownership interest sales, excluding tele-sales upgrades, which is a component of upgrade sales, by the number of tours.

Table 4
Wyndham Worldwide Corporation
SCHEDULE OF DEBT
(In millions)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005
Securitized vacation ownership debt
Term notes	$838	$967	$575	$656	$740
Bank conduit facility (a)	625	371	653	511	395

Securitized vacation ownership debt (b)	1,463	1,338	1,228	1,167	1,135
Less: Current portion of securitized vacation ownership debt	178	213	210	184	154

Long-term securitized vacation ownership debt	$1,285	$1,125	$1,018	$983	$981

Debt:
6.00% Senior unsecured notes (due December 2016) (c)	$796	$—	$—	$—	$—
Revolving credit facility (due July 2011) (d)	—	150	—	—	—
Interim loan facility (due July 2007)	—	350	—	—	—
Term loan (due July 2011)	300	300	—	—	—
Vacation ownership asset-linked facility (e)	—	—	600	575	550
Bank borrowings:
Vacation ownership	103	113	111	104	113
Vacation rental	73	70	70	66	68
Vacation rental capital leases	148	144	145	141	139
Other	17	37	35	35	37

Total debt	1,437	1,164	961	921	907
Less: Current portion of debt	115	143	207	196	201

Long-term debt	$1,322	$1,021	$754	$725	$706

(a)	This 364-day vacation ownership bank conduit facility was renewed and upsized to $1,000 million on November 13, 2006. The borrowings under this facility have a maturity date of December 2009.

(b)	This debt is collateralized by $1,844 million, $1,718 million, $1,624 million, $1,556 million and $1,515 million of underlying vacation ownership contract receivables and related assets at December 31, 2006, September 30, 2006, June 30, 2006, March 31, 2006 and December 31, 2005, respectively.

(c)	These notes represent $800 million aggregate principal less $4 million of original issue discount.

(d)	The Company’s revolving credit facility has a borrowing capacity of $900 million. At December 31, 2006, the Company has $30 million of outstanding letters of credit and a remaining borrowing capacity of $870 million.

(e)	The Company provided $600 million to its former parent, Cendant (now Avis Budget Group, Inc.) to repay this facility in July 2006.

Table 5
Wyndham Worldwide Corporation
HOTEL BRAND SYSTEMS DETAILS

	December 31, 2006
					Average Revenue
	Number of		Average	Average Daily	Per Available
Brand	Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	Room (RevPAR)
Wyndham Hotels and Resorts	82	22,582	68.6%	$110.37	$75.68
Wingate Inn	154	14,146	64.7%	$83.99	$54.33
Ramada	871	105,986	53.7%	$72.34	$38.85
Baymont(a)	137	12,377	57.7%	$63.35	$36.56
AmeriHost Inn	98	6,745	53.7%	$62.09	$33.37
Days Inn	1,859	151,438	52.0%	$60.37	$31.41
Super 8	2,054	126,175	55.2%	$56.17	$31.00
Howard Johnson	467	44,432	46.3%	$65.82	$30.45
Travelodge	503	37,468	50.7%	$63.05	$31.95
Knights Inn	231	16,892	42.3%	$40.11	$16.98
Managed Hotels - Non-Proprietary Brands (b)	17	4,993	N/A	N/A	N/A

Total	6,473	543,234	53.4%	$65.44	$34.95

	December 31, 2005
					Average Revenue
	Number of		Average	Average Daily	Per Available
Brand	Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	Room (RevPAR)
Wyndham Hotels and Resorts(a)	101	29,651	62.1%	$102.46	$63.66
Wingate Inn	146	13,573	63.9%	$78.33	$50.08
Ramada	916	108,937	53.4%	$66.61	$35.60
AmeriHost Inn	114	8,194	56.4%	$60.69	$34.24
Days Inn	1,844	150,302	50.2%	$57.65	$28.96
Super 8	2,040	124,031	53.7%	$53.36	$28.65
Howard Johnson	458	43,430	48.4%	$60.12	$29.10
Travelodge	513	38,410	48.9%	$57.44	$28.09
Knights Inn	216	16,141	42.2%	$38.34	$16.19

Total	6,348	532,669	51.9%	$59.78	$31.00

(a)	Average Occupancy Rate, ADR and RevPAR include the impact of the acquisitions of Baymont Inn & Suites (April 2006) and Wyndham Hotel and Resorts (October 2005) from their acquisition dates forward.
(b)	Thirteen of these properties are scheduled to be branded as either Wyndham or Ramada during 2007.

Table 6
(1 of 2)
Wyndham Worldwide Corporation
NON-GAAP RECONCILIATION
(In millions, except per share data)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2006	2006	2006	2006	2006
Reported EBITDA	$182	$166	$176	$201	$725
Separation and related costs (a)	3	5	68	23	99
Incremental stand-alone costs (b)	(13)	(13)	(4)	—	(30)
Resolution of contingent liabilities (c)	—	—	—	(32)	(32)

Adjusted EBITDA	$172	$158	$240	$192	$762

Reported Depreciation and Amortization	$(34)	$(36)	$(37)	$(41)	$(148)
Incremental stand-alone costs (b)	(1)	(1)	—	—	(2)

Adjusted Depreciation and Amortization	$(35)	$(37)	$(37)	$(41)	$(150)

Reported Interest Income/(Expense)	$2	$(11)	$(12)	$(14)	$(35)
Incremental stand-alone costs (b)	(12)	(12)	(4)	—	(28)

Adjusted Interest Expense	$(10)	$(23)	$(16)	$(14)	$(63)

Reported PreTax Income	$150	$119	$127	$146	$542
Separation and related costs (a)	3	5	68	23	99
Incremental stand-alone costs (b)	(26)	(26)	(8)	—	(60)
Resolution of contingent liabilities (c)	—	—	—	(32)	(32)

Adjusted PreTax Income	$127	$98	$187	$137	$549

Reported Tax Provision	$(57)	$(44)	$(35)	$(54)	$(190)
Separation and related costs (d)	(2)	(2)	(25)	(1)	(30)
Incremental stand-alone costs (d)	10	10	3	—	23
State tax rate adjustment (d) (e)	—	—	(15)	—	(15)
Resolution of contingent liabilities (d)	—	—	—	2	2

Adjusted Tax Provision	$(49)	$(36)	$(72)	$(53)	$(210)

Reported Net Income	$28	$75	$92	$92	$287
Cumulative effect of SFAS No. 152 (f)	65	—	—	—	65

Reported Income Before Cumulative Effect of SFAS No. 152	93	75	92	92	352
Separation and related costs	1	3	43	22	69
Incremental stand-alone costs	(16)	(16)	(5)	—	(37)
State tax rate adjustment	—	—	(15)	—	(15)
Resolution of contingent liabilities	—	—	—	(30)	(30)

Adjusted Net Income	$78	$62	$115	$84	$339

Reported EPS	$0.14	$0.37	$0.45	$0.48	$1.44
Cumulative effect of SFAS No. 152	0.32	—	—	—	0.33

Reported Income Before Cumulative Effect of SFAS No. 152	0.46	0.37	0.45	0.48	1.77
Separation and related costs	0.00	0.01	0.21	0.11	0.35
Incremental stand-alone costs	(0.08)	(0.08)	(0.02)	—	(0.19)
State tax rate adjustment	—	—	(0.07)	—	(0.08)
Resolution of contingent liabilities	—	—	—	(0.15)	(0.15)

Adjusted EPS	$0.39	$0.31	$0.56	$0.44	$1.70

Diluted Shares (g)	200	200	203	194	199

Note:	EPS amounts may not foot down or across due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant (primarily the acceleration of vesting of Cendant equity awards and the related equitable adjustments of such awards).

(b)	Represents the Company’s estimate of incremental stand-alone corporate costs, depreciation and amortization and interest expense associated with corporate debt that the Company would have incurred if it was a separate stand-alone company.

(c)	Relates to the net benefit from the resolution of certain contingent liabilities.

(d)	Relates to the tax effect of the adjustments.

(e)	Relates to a $15 million benefit relating to refinements in the Company’s 2005 state effective tax rates.

(f)	Represents non-cash charges to reflect the cumulative effect of adopting Statement of Financial Accounting Standards No. 152, ‘‘Accounting for Real Estate Time-Sharing Transactions,’’ on January 1, 2006.

(g)	For all periods prior to our separation date (July 31, 2006), the Company assumed one share of Wyndham common stock outstanding for every five shares of Cendant common stock outstanding as of July 21, 2006, the record date for the distribution of Wyndham common stock.

Table 6
(2 of 2)
Wyndham Worldwide Corporation
NON-GAAP RECONCILIATION
(In millions, except per share data)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2005	2005	2005	2005	2005
Reported EBITDA	$159	$182	$233	$177	$751
Incremental stand-alone costs (a)	(13)	(13)	(13)	(13)	(52)

Adjusted EBITDA	$146	$169	$220	$164	$699

Reported Depreciation and Amortization	$(32)	$(33)	$(33)	$(33)	$(131)
Incremental stand-alone costs (a)	(1)	(1)	(1)	(1)	(4)

Adjusted Depreciation and Amortization	$(33)	$(34)	$(34)	$(34)	$(135)

Reported Interest Income/(Expense)	$(2)	$(1)	$1	$8	$6
Incremental stand-alone costs (a)	(12)	(12)	(12)	(11)	(47)

Adjusted Interest Expense	$(14)	$(13)	$(11)	$(3)	$(41)

Reported PreTax Income	$125	$148	$201	$152	$626
Incremental stand-alone costs (a)	(26)	(26)	(26)	(25)	(103)

Adjusted PreTax Income	$99	$122	$175	$127	$523

Reported Tax (Provision)/Benefit	$5	$(59)	$(80)	$(61)	$(195)
Incremental stand-alone costs (b)	10	10	10	10	40

Adjusted Tax (Provision)/Benefit	$15	$(49)	$(70)	$(51)	$(155)

Reported Net Income	$130	$89	$121	$91	431
Incremental stand-alone costs	(16)	(16)	(16)	(15)	(63)

Adjusted Net Income	$114	$73	$105	$76	$368

Reported EPS	$0.65	$0.44	$0.60	$0.45	$2.15
Incremental stand-alone costs	(0.08)	(0.08)	(0.08)	(0.07)	(0.31)

Adjusted EPS	$0.57	$0.36	$0.52	$0.38	$1.84

Diluted Shares (c)	200	200	200	200	200

Note:	EPS amounts may not foot across due to rounding.

(a)	Represents the Company’s estimate of incremental stand-alone corporate costs, depreciation and amortization and interest expense associated with corporate debt that the Company would have incurred if it was a separate stand-alone company.

(b)	Relates to the tax effect of the adjustments.

(c)	For all periods prior to our separation date (July 31, 2006), the Company assumed one share of Wyndham common stock outstanding for every five shares of Cendant common stock outstanding as of July 21, 2006, the record date for the distribution of Wyndham common stock.

Table 7
(1 of 5)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended March 31, 2006

		Separation and		Legacy and		Stand-Alone
		Related		Other		Company
	As Reported	Adjustments		Adjustments		Adjustments		As Adjusted
Revenues
Vacation ownership interest sales	$309							$309
Service fees and membership	356							356
Franchise fees	109							109
Consumer financing	65							65
Other	31							31

Net revenues	870	—		—		—		870

Expenses
Operating	332							332
Cost of vacation ownership interests	67							67
Marketing and reservation	174							174
General and administrative	112					13	(b)	125
Separation and related costs	3	(3	)(a)					—
Depreciation and amortization	34					1	(b)	35

Total expenses	722	(3)		—		14		733

Operating income	148	3		—		(14)		137
Interest expense (income), net	(2)	—		—		12	(b)	10

Income before income taxes	150	3		—		(26)		127
Provision for income taxes	57	2	(c)	—		(10	)(c)	49

Income before cumulative effect of accounting change	93	1		—		(16)		78
Cumulative effect of accounting change, net of tax	(65)	—		65	(d)	—		—

Net income	$28	$1		$65		$(16)		$78

Earnings per share
Basic
Income before cumulative effect of accounting change	$0.46	$—		$—		$(0.08)		$0.39
Cumulative effect of accounting change	(0.32)	—		0.32		—		—

Net income	$0.14	$—		$0.32		$(0.08)		$0.39

Diluted
Income before cumulative effect of accounting change	$0.46	$—		$—		$(0.08)		$0.39
Cumulative effect of accounting change	(0.32)	—		0.32		—		—

Net income	$0.14	$—		$0.32		$(0.08)		$0.39

Weighted average shares outstanding
Basic	200	200		200		200		200
Diluted	200	200		200		200		200

Note:	EPS amounts may not foot across due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant.

(b)	Represents the Company’s estimate of incremental stand-alone corporate costs, depreciation and amortization and interest expense associated with corporate debt that the Company would have incurred if it was a separate stand-alone company.

(c)	Relates to the tax effect of the adjustments.

(d)	Represents non-cash charges to reflect the cumulative effect of adopting Statement of Financial Accounting Standards No. 152, ‘‘Accounting for Real Estate Time-Sharing Transactions,’’ on January 1, 2006.

Table 7
(2 of 5)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended June 30, 2006

		Separation and		Stand-Alone
		Related		Company
	As Reported	Adjustments		Adjustments		As Adjusted
Revenues
Vacation ownership interest sales	$377					$377
Service fees and membership	341					341
Franchise fees	134					134
Consumer financing	70					70
Other	33					33

Net revenues	955	—		—		955

Expenses
Operating	369					369
Cost of vacation ownership interests	80					80
Marketing and reservation	194					194
General and administrative	141			13	(b)	154
Separation and related costs	5	(5	)(a)			—
Depreciation and amortization	36			1	(b)	37

Total expenses	825	(5)		14		834

Operating income	130	5		(14)		121
Interest expense, net	11	—		12	(b)	23

Income before income taxes	119	5		(26)		98
Provision for income taxes	44	2	(c)	(10	)(c)	36

Net income	$75	$3		$(16)		$62

Earnings per share
Basic	$0.37	$0.01		$(0.08)		$0.31
Diluted	$0.37	$0.01		$(0.08)		$0.31

Weighted average shares outstanding
Basic	200	200		200		200
Diluted	200	200		200		200

Note:	EPS amounts may not foot across due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant.

(b)	Represents the Company’s estimate of incremental stand-alone corporate costs, depreciation and amortization and interest expense associated with corporate debt that the Company would have incurred if it was a separate stand-alone company.

(c)	Relates to the tax effect of the adjustments.

Table 7
(3 of 5)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended September 30, 2006

		Separation and		Stand-Alone
		Related		Company
	As Reported	Adjustments		Adjustments	As Adjusted
Revenues
Vacation ownership interest sales	$396				$396
Service fees and membership	392				392
Franchise fees	146				146
Consumer financing	77				77
Other	36				36

Net revenues	1,047	—		—	1,047

Expenses
Operating	382				382
Cost of vacation ownership interests	92				92
Marketing and reservation	198				198
General and administrative	131			4 (b)	135
Separation and related costs	68	(68	)(a)		—
Depreciation and amortization	37				37

Total expenses	908	(68)		4	844

Operating income	139	68		(4)	203
Interest expense, net	12	—		4 (b)	16

Income before income taxes	127	68		(8)	187
Provision for income taxes	35	25	(c)	12 (c)	72

Net income	$92	$43		$(20)	$115

Earnings per share
Basic	$0.46	$0.22		$(0.10)	$0.58
Diluted	$0.45	$0.21		$(0.10)	$0.56

Weighted average shares outstanding
Basic	200	200		200	200
Diluted	203	203		203	203

Note:	EPS amounts may not foot across due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant (primarily the acceleration of vesting of Cendant equity awards and the related equitable adjustments of such awards).

(b)	Represents the Company’s estimate of incremental stand-alone corporate costs and interest expense associated with corporate debt that the Company would have incurred if it was a separate stand-alone company.

(c)	Relates to the tax effect of the adjustments and a $15 million benefit relating to refinements in the Company’s 2005 state effective tax rates.

Table 7
(4 of 5)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended December 31, 2006

		Separation and		Legacy and
		Related		Other
	As Reported	Adjustments		Adjustments		As Adjusted
Revenues
Vacation ownership interest sales	$379					$379
Service fees and membership	348					348
Franchise fees	112					112
Consumer financing	79					79
Other	52					52

Net revenues	970	—		—		970

Expenses
Operating	391					391
Cost of vacation ownership interests	78					78
Marketing and reservation	168					168
General and administrative	109			32	(b)	141
Separation and related costs	23	(23	)(a)			—
Depreciation and amortization	41					41

Total expenses	810	(23)		32		819

Operating income	160	23		(32)		151
Interest expense, net	14	—		—		14

Income before income taxes	146	23		(32)		137
Provision for income taxes	54	1	(c)	(2	)(c)	53

Net income	$92	$22		$(30)		$84

Earnings per share
Basic	$0.48	$0.11		$(0.16)		$0.44
Diluted	$0.48	$0.11		$(0.15)		$0.44

Weighted average shares outstanding
Basic	193	193		193		193
Diluted	194	194		194		194

Note:	EPS amounts may not foot across due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant.

(b)	Relates to the net benefit from the resolution of certain contingent liabilities.

(c)	Relates to the tax effect of the adjustments.

Table 7
(5 of 5)
Wyndham Worldwide Corporation
NON-GAAP FINACIAL INFORMATION
(In millions, except per share data)

	Twelve Months Ended December 31, 2006

		Separation and		Legacy and		Stand-Alone
		Related		Other		Company
	As Reported	Adjustments		Adjustments		Adjustments		As Adjusted
Revenues
Vacation ownership interest sales	$1,461							$1,461
Service fees and membership	1,437							1,437
Franchise fees	501							501
Consumer financing	291							291
Other	152							152

Net revenues	3,842	—		—		—		3,842

Expenses
Operating	1,474							1,474
Cost of vacation ownership interests	317							317
Marketing and reservation	734							734
General and administrative	493			32	(b)	30	(c)	555
Separation and related costs	99	(99	)(a)					—
Depreciation and amortization	148					2	(c)	150

Total expenses	3,265	(99)		32		32		3,230

Operating income	577	99		(32)		(32)		612
Interest expense (income), net	35	—		—		28	(c)	63

Income before income taxes	542	99		(32)		(60)		549
Provision for income taxes	190	30	(d)	(2	)(d)	(8	)(d)	210

Income before cumulative effect of accounting change	352	69		(30)		(52)		339
Cumulative effect of accounting change, net of tax	(65)	—		65	(e)	—		—

Net income	$287	$69		$35		$(52)		$339

Earnings per share
Basic
Income before cumulative effect of accounting change	$1.78	$0.35		$(0.15)		$(0.26)		$1.71
Cumulative effect of accounting change	(0.33)	—		0.33		—		—

Net income	$1.45	$0.35		$0.18		$(0.26)		$1.71

Diluted
Income before cumulative effect of accounting change	$1.77	$0.35		$(0.15)		$(0.26)		$1.70
Cumulative effect of accounting change	(0.33)	—		0.33		—		—

Net income	$1.44	$0.35		$0.18		$(0.26)		$1.70

Weighted average shares outstanding
Basic	198	198		198		198		198
Diluted	199	199		199		199		199

Note:	EPS amounts may not foot across due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant (primarily the acceleration of vesting of Cendant equity awards and the related equitable adjustments of such awards).

(b)	Relates to the net benefit from the resolution of certain contingent liabilities.

(c)	Represents the Company’s estimate of incremental stand-alone corporate costs, depreciation and amortization and interest expense associated with corporate debt that the Company would have incurred if it was a separate stand-alone company.

(d)	Relates to the tax effect of the adjustments and a $15 million benefit relating to refinements in the Company’s 2005 state effective tax rates.

(e)	Represents non-cash charges to reflect the cumulative effect of adopting Statement of Financial Accounting Standards No. 152, “Accounting for Real Estate Time-Sharing Transactions,” on January 1, 2006.